                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): March 16, 1999


                                 CALDERA CORPORATION
                  (Exact Name of Registrant as Specified in Charter)


FLORIDA                       0-27728             59-3243555
(State or Other Jurisdiction  (Commission         (IRS Employer
of Incorporation)             File Number)        Identification No.)


3156 EAST OLD MILL CIRCLE, SUITE 100, SALT LAKE CITY, UT         84121
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (801) 947-9007

Item 1.  Changes in Control of Registrant

(b) On March 16, 1999, the Company entered into a letter of intent with Ragula Systems, Inc. ("Ragula"). The letter of intent provides for the preparation of a definitive agreement which, if closed, would result in the issuance of approximately 6,000,000 shares to the shareholders of Ragula. The letter of intent also provides that the Company would raise a minimum of $5,000,000 through the issuance of approximately 2,000,000 shares, and that management of the Company would be changed to persons designated by Ragula. Thus, if the definitive agreement should close, the shareholders of Ragula would own approximately 60% of the outstanding stock and such persons would assume control of the Company.

Item 7. Exhibits

(c)  The following exhibits are filed with this report:

     Exhibit No.    Description                                  Location

     2.1            Letter of Intent with Ragula Systems, Inc.   Attached


                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CALDERA CORPORATION


Date: March 24, 1999               /s/ Radd C. Berrett
                                       Radd C. Berrett, President

                                   /s/ Richard A. Ford
                                       Richard A. Ford, Chief Accounting Officer